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                                                                       EXHIBIT 8


                              CUSTODIAN AGREEMENT


        THIS AGREEMENT made on _______________________, 1997 between Security Capital Employee REIT Fund Incorporated; a Maryland Corporation (hereinafter called the ("Fund"), and FIRSTAR TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called the"Custodian"),

        WHEREAS, the Fund desires that its securities and cash shall be hereafter held and administered by the Custodian pursuant to the terms of this Agreement;

        NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and Custodian agree as follows:

1. Definitions

        The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

        The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Fund by any two of the President, a Vice President, the Secretary and the Treasurer of the Fund, or any other persons duly authorized to sign by the Board of Directors of the Fund.

        The word "Board" shall mean Board of Directors of the Fund.

2. Names, Titles, and Signatures of the Fund's Officers

        An officer of the Fund will certify to the Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Directors of the Fund, together with any changes which may occur from time to time.

3. Additional Classes

        The Fund is authorized to issue separate classes of shares of stock representing interests in separate investment portfolios. The parties intend that each portfolio established by the Fund, now or in the future, be covered by the terms and conditions of this Agreement.

4. Receipt and Disbursement of Money

        A. The Custodian shall open and maintain a separate account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this
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Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Custodian shall make payments of cash to, or for the account of, the Fund from such cash only:

          (a) for the purchase of securities for the portfolio of the Fund upon the delivery of such securities to the Custodian, registered in the name of the Funds or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

          (b) for the purchase or redemption of shares of the common stock of the Fund upon delivery thereof to the Custodian, or upon proper instructions from the Fund;

          (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

          (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to the Custodian; or

          (e) for other proper corporate purposes certified by resolution of the Board of Directors of the Funds.

        Before making any such payment, the Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Fund issues appropriate oral or facsimile instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two business days thereafter.

        B. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Fund.

        C. The Custodian shall, upon receipt of proper instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for shares of the Fund which are deposited into the Fund's account.

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5. Segregated Accounts

        Upon receipt of proper instructions, the Custodian shall establish and maintain segregated account for and on behalf of the portfolio, into which account may be transferred cash and/or securities.

6. Transfer, Exchange, Redelivery, etc. of Securities

        The Custodian shall have sole power to release or deliver any securities of the Fund held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

        (a) for sales of such securities for the account of the Fund upon receipt by the Custodian of payment therefor;

        (b) when such securities are called, redeemed or retired or otherwise become payable;

        (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

        (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

        (e) upon conversion of such securities pursuant to their terms into other securities;

        (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

        (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

        (h) for the purpose of redeeming in kind shares of common stock of the Fund upon delivery thereof to the Custodian; or

        (i)  for other proper corporate purposes.

        As to any deliveries made by the Custodian pursuant to items (a), (b),
(d), (e), (f), and (g), securities or cash receivable in exchange therefor shall be deliverable to the Custodian.

        Before making any such transfer, exchange or delivery, the Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this
Section 6 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made,

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declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Fund issues appropriate oral or facsimile instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two business days thereafter.

7. Custodian's Acts Without Instructions

        Unless and until the Custodian receives an officers' certificate to the contrary, the Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Fund, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Fund, all necessary ownership certificates required by the Internal Revenue Code of 1986, as amended ( the "Internal Revenue Code") or the regulations of the United States Treasury Department issued thereunder or under the laws of any state now or hereafter in effect, inserting the Fund name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

8. Registration of Securities

        Except as otherwise directed by an officers' certificate, the Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of the Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. The Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

        The Fund shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

9. Voting and Other Action

        Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an officers' certificate. The Custodian shall deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if

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registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

10. Transfer Tax and Other Disbursements

        The Fund shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other reasonable, necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.

        The Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

11. Concerning  the Custodian

        The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

        The Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Fund's Board of Directors, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

        The Fund agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act, bad faith or willful misconduct. The Custodian is authorized to charge any account of the Fund for such items.

In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Fund, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefore.

The Custodian agrees to indemnify and hold harmless the Fund from all charges, expenses, assessments, and claims/liabilities (including reasonable counsel fees) incurred or assessed against it in connection with the performance of this Agreement, except such as may arise from the Fund's own negligent action, negligent failure to act, or willful misconduct.

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12. Subcustodians

        The Custodian is hereby authorized to engage another bank or trust company as (a" Subcustodian") for all or any part of the Fund's assets, so long as any such bank or trust company is a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than Two Million Dollars ($2,000,000) and provided further that, if the Custodian utilizes the services of a Subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Fund by the Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement.

        Notwithstanding anything contained herein, if the Fund requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, the Fund agrees to indemnify and hold harmless the Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodians in regard to the Fund's assets, except as may arise from its own negligent action, negligent failure to act, bad faith or willful misconduct.

13. Reports by the Custodian

        The Custodian shall furnish the Fund periodically as agreed upon with a statement summarizing all transactions and entries for the account of the Fund. The Custodian shall furnish to the Fund, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Fund.

14. Termination or Assignment

        This Agreement may be terminated by the Fund, or by the Custodian, on sixty (60) days notice, given in writing and sent by registered mail to Custodian at P.O. Box 2054, Milwaukee, Wisconsin 53201, or to the Fund at 11 South LaSalle Street, Chicago, Illinois 60603 as the case may be. Upon any termination of this Agreement, pending appointment of a successor to the Custodian or a vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities and other property, the Custodian shall not deliver cash, securities or other property of the Fund to the Fund, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than Two Million Dollars ($2,000,000) as a custodian for the Fund to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Fund of all liabilities constituting a charge on or against the properties then held by the Custodian or on or against the Custodian, and until full payment shall have been made to the Custodian of all

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its fees, compensation, costs and expenses, subject to the provisions of Section
10 of this Agreement.

        This Agreement may not be assigned by the Custodian without the consent of the Fund, authorized or approved by a resolution of its Board of Directors.

15. Deposits of Securities in Securities Depositories

        No provision of this Agreement shall be deemed to prevent the use by the Custodian of a central securities clearing agency or securities depository, provided, however, that the Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Directors of the Fund approves by resolution the use of such central securities clearing agency or securities depository.

16. Records

        To the extent that the Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Fund pursuant to the provisions of the 1940 Act or the rules and regulations promulgated thereunder, the Custodian agrees to make any such records available to the Fund upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the 1940 Act.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above-written by their respective officers thereunto duly authorized.

        Executed in several counterparts, each of which is an original.


Security Capital Employee              Firstar Trust Company
REIT Fund Incorporated


By:                                    By:
    ---------------------                  ---------------------
                                           Vice President


                                       Attest:


                                       By:
                                           ---------------------
                                           Assistant Secretary


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